Exhibit 21.1


                        Subsidiaries of the Registrant

Subsidiary                                Jurisdiction
----------                                ------------

Sloan Technology Corporation              Delaware
Veeco Instruments S.A.                    France
Elvion S.A.                               France
Veeco Instruments GmbH                    Germany
Veeco Instruments Limited                 England
Nihon Veeco K.K.                          Japan
Wyko Corporation                          Delaware
Veeco Real Estate, Inc.                   New York